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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 26, 2009

INTERNATIONAL RECTIFIER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-7935 (Commission File Number)	95-1528961 (IRS Employer Identification No.)

233 Kansas Street, El Segundo, California 90245
(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)    Election of Directors

        (1)   The Board of Directors ("Board") of International Rectifier Corporation (the "Company") elected Mr. Dwight William Decker as a director of the Company effective September 1, 2009. Mr. Decker was elected to the Class Two term of the Board, with a term expiring at the Company's 2011 annual meeting of stockholders.

        Mr. Decker, age 59, served as chairman and CEO of the board of Conexant Systems Inc. ("Conexant"), a publicly traded communications semiconductor company, since its formation in January 1999 as a spin-off from Rockwell International through February of 2004. At that time, he became chairman of the board, returning to the position of CEO in November 2004 until his retirement in July 2007. He remained the company's non-executive chairman of the board until August of 2008 and continues as a director. Mr. Decker is non-executive chairman of the board and a director of Mindspeed Technologies, Inc. He is also the non-executive chairman of the board and a director of BCD Semiconductor Manufacturing Limited, and a director of Newport Media, Inc. and Pacific Mutual Holding Company, none of which are publicly traded. He also serves as a director or member of numerous professional and civic organizations.

        (2)   There is no arrangement or understanding between Mr. Decker and the Company, or to the Company's knowledge, any other persons pursuant to which Mr. Decker was selected as a director.

        (3)   Mr. Decker has been determined by the Board to be "independent" within the meaning of the New York Stock Exchange definition of that term. The Board intends to consider the possible committees of the Board on which Mr. Decker will serve at a later date.

        (4)   There have been no transactions, and no transactions are proposed, by Mr. Decker with related persons as defined by Item 404(a) of Regulation S-K.

        (5)   Mr. Decker will receive an annual retainer of $50,000, payable quarterly in arrears, and fees of $2,000 for each Board meeting and $1,000 for each committee meeting attended in person and $500 for each Board and committee meeting attended by telephone. On September 1, 2009, Mr. Decker will receive an initial grant of 20,000 stock options and a prorated annual grant of 4,000 stock options, with an exercise price per share equal to the closing price of a share of Company stock on the New York Stock Exchange on September 1, 2009. Mr. Decker also will be entitled to the benefit of such other incidental fees and reimbursement practices currently in place for the independent members of the Board.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws

        On August 26, 2009, the Company's Board amended the Company's Amended and Restated Bylaws, as follows:

  •
  to expand the size of the Board to nine (9) from eight (8);

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  to provide that the annual meetings of stockholders will be held on the second Monday in November of each year (instead of the third Friday in November of each year as was previously provided) or on such other date as may be fixed by the Board; and

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  to change the principal executive offices of the Company to 101 North Sepulveda Blvd., El Segundo, California from 233 Kansas Street, El Segundo, California.

        A true and correct copy of the Company's Amended and Restated Bylaws, effective as of August 26, 2009, and incorporating the above changes, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

        The Company's 2009 Annual Meeting of Stockholders will be held on November 9, 2009. The record date for the 2009 Annual Meeting has been set by the Board to be September 18, 2009.

        On September 1, 2009, the Company issued a press release announcing the election of Dwight W. Decker, Ph.D, to the Company's Board. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        The information in this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.    Financial Statement and Exhibits

        (d)   Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of International Rectifier Corporation (the "Company"), amended as of August 26, 2009.
99.1	Press Release of the Company, dated September 1, 2009.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2009	INTERNATIONAL RECTIFIER CORPORATION
	By:	/s/ Timothy E. Bixler
		Name:	Timothy E. Bixler
		Title:	Vice President, General Counsel and Secretary

 EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of International Rectifier Corporation (the "Company"), amended as of August 26, 2009.
99.1	Press Release of the Company, dated September 1, 2009.

QuickLinks

  Item 5.02(d) Election of Directors
  Item 5.03. Amendments to Articles of Incorporation or Bylaws
  Item 7.01. Regulation FD Disclosure
  Item 9.01. Financial Statement and Exhibits
SIGNATURES
EXHIBIT INDEX